NETSTREIT REPORTS FIRST QUARTER 2021 FINANCIAL AND OPERATING RESULTS
– Reports Net Income of $0.02 and Adjusted Funds from Operations (“AFFO”) of $0.23 per diluted share –
– Completed $89.5 Million of Net Investment Activity –
– Initiates Full Year 2021 AFFO Guidance in Range of $0.95 - $0.99 Per Share –
–Subsequent to Quarter End, Raised Gross Proceeds of $203.6 million through Follow On Offering –

Dallas TX – April 29, 2021 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the first quarter ended March 31, 2021.

“We are very pleased to have a strong start to 2021. Our portfolio’s steady operational performance, with 100% rent collections for the past eight months, has allowed us to accelerate our focus on growth. With $89.5 million of acquisition and development activity completed in the first quarter, we continue to uncover highly accretive opportunities and have built an attractive pipeline. Given this level of confidence, we increased our external growth target and reloaded our balance sheet through a transformational equity offering in early April. We are now tasked with effectively deploying that capital and in doing so, believe we can drive attractive per share earnings growth and value accretion for shareholders,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

FIRST QUARTER 2021 HIGHLIGHTS

•Reported net income per share of $0.02, Core Funds from Operations (“Core FFO”) per share of $0.221 and AFFO per share of $0.231 per share (see non-GAAP reconciliation attached)
•The Company collected 100% of rent payments for the first quarter and for the month of April 2021, resulting in eight consecutive months of 100% rent collections

PORTFOLIO UPDATE

As of March 31, 2021, the NETSTREIT portfolio was comprised of 235 leases2, contributing $48.0 million of annualized base rent3, with a weighted-average remaining lease term of 10.1 years, of which 69.6% were occupied by investment grade rated tenants and 11.2% were occupied by tenants with investment grade profiles (unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x). The portfolio was 100.0% occupied as of March 31, 2021.

INVESTMENT ACTIVITY

During the quarter ended March 31, 2021, the Company had total net investment activity of $89.5 million, which includes acquisitions and development. The Company invested approximately $88.2 million in 31 properties at an initial cash capitalization rate of 6.7%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 8.8 years, and 65.7% of the properties are occupied by investment grade rated tenants. The Company also provided $1.3 million of funding in the first quarter to support an estimated $4.4 million development project for an investment grade tenant that is expected to be completed in the next 12 months.

The Company did not complete any dispositions during the first quarter.

This transaction activity enhanced tenant diversification, increasing the total tenant count from 56 at the end of 2020 to 60 tenants. The Company added Marshalls (TJX Companies), Natural Grocers (Vitamin Cottage Natural Food Markets, Inc), Ross Stores, Inc. and Wawa, Inc. to its portfolio. Additionally, this transaction activity enhanced the Company’s geographic diversity by adding a property in one new state to the portfolio.

BALANCE SHEET AND LIQUIDITY

At quarter end, total debt outstanding was $188 million, with a weighted average term of 3.7 years and a quarter end contractual interest rate, including the impact of the fixed rate swap, of 1.36% (excluding the impact of deferred fee amortization). 93% of the Company’s debt was at a fixed rate and the Company’s net debt to annualized adjusted EBITDA ratio was 4.7x. Additionally, the ending cash balance was $13.7 million, and the Company had $13.0 million outstanding on its revolving line of credit.

ACTIVITY SUBSEQUENT TO QUARTER END

In April, the Company completed a follow on offering of 10,915,688 shares of common stock, which includes the full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $18.65 per share. Gross proceeds to the Company from the offering, before deducting underwriting discounts and commissions and other offering expenses, were approximately $203.6 million. Proceeds from the offering are being used to fund acquisition activity and repay amounts outstanding on the Company’s line of credit.

DIVIDEND

On April 27, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the second quarter of 2021, which will be paid on June 15, 2021 to shareholders of record on June 1, 2021.

2021 OUTLOOK

The Company is initiating its full year 2021 AFFO per share guidance in the range of $0.95 to $0.99 per share. This AFFO guidance is based on the follow assumptions:

•On April 5, 2021, the Company increased its external growth target for full year 2021 and now expects net acquisition activity, inclusive of dispositions, to total $360 million, from its previously provided target of $320 million
•The Company continues to expect cash G&A to be in the range of $11.0 to $12.0 million, with additional non-cash compensation expense of $3.0 to $4.0 million
•The Company continues to expect cash interest expense, including unused line of credit facility fees, of $3.0 to $3.5 million, and an additional $0.6 million of non-cash deferred financing fee amortization
•The Company continues to expect to incur state and franchise taxes in the range of $0.2 to $0.3 million which will be reported as “income taxes” in the Company’s financial statements for 2021
•Full year 2021 diluted weighted average shares outstanding, which includes the impact of OP units, as well as the potential usage of the ATM beginning in August 2021, are expected to be in the range of 38 to 39 million

EARNINGS WEBCAST AND CONFERENCE CALL

A conference call will be held on Friday, April 30, 2021 at 10:00 AM ET. During the conference call the Company’s officers will review third quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until May 7, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13718331.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT

NETSTREIT is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

(1) Per share amounts include weighted average common shares of 28,348,975, weighted average operating partnership units of 1,616,005 and weighted average effect of dilutive unvested restricted stock units of 87,960 for the three-months ended March 31, 2021.
(2) Leases are individual properties with a distinct lease agreement in place, development activities where a lease is expected at a future date, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.
(3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended March 31, 2021 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of March 31, 2021, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12.

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Real estate, at cost:
Land	$209,376	$189,373
Buildings and improvements	414,865	358,360
Total real estate, at cost	624,241	547,733
Less accumulated depreciation	(14,157)	(10,111)
Property under development	1,346	—
Real estate held for investment, net	611,430	537,622
Assets held for sale	18,102	14,802
Cash, cash equivalents and restricted cash	13,716	92,643
Acquired lease intangible assets, net	83,560	75,024
Other assets, net	10,443	5,724
Total assets	$737,251	$725,815
Liabilities and equity
Liabilities:
Term loan, net	$174,161	$174,105
Revolving credit facility	13,000	—
Lease intangible liabilities, net	18,895	16,930
Liabilities related to assets held for sale	399	399
Accounts payable, accrued expenses and other liabilities	5,318	6,308
Total liabilities	211,773	197,742
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 28,467,117 and 28,203,545 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	285	282
Additional paid-in capital	506,432	501,045
Retained (loss) earnings	(12,582)	(7,464)
Accumulated other comprehensive income	2,434	235
Total stockholders’ equity	496,569	494,098
Noncontrolling interests	28,909	33,975
Total equity	525,478	528,073
Total liabilities and equity	$737,251	$725,815

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Rental revenue (including reimbursable)	$11,932	$5,508
Operating expenses
Property	950	285
General and administrative	3,137	1,886
Depreciation and amortization	5,929	2,346
Provisions for impairment	69	—
Transaction costs	151	1,094
Total operating expenses	10,236	5,611
Other income (expense)
Interest expense, net	(905)	(1,699)
Gain on forfeited earnest money deposit	—	250
Total other income (expense), net	(905)	(1,449)
Net income (loss) before income tax expense	791	(1,552)
Income tax expense	(50)	—
Net income (loss)	741	(1,552)
Net income (loss) attributable to noncontrolling interests	40	(425)
Net income (loss) attributable to common shareholders	$701	$(1,127)
Amounts available to common shareholders per common share:
Basic	$0.02	$(0.10)
Diluted	$0.02	$(0.10)
Weighted average common shares:
Basic	28,348,975	11,797,645
Diluted	30,052,940	11,797,645
Other comprehensive income (loss):
Net income (loss)	$741	$(1,552)
Change in unrealized gain on derivatives, net	2,323	—
Total comprehensive income (loss)	3,064	(1,552)
Comprehensive income (loss) attributable to noncontrolling interests	164	(425)
Comprehensive income (loss) attributable to common shareholders	$2,900	$(1,127)

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Net income (loss)	$741	$(1,552)
Depreciation and amortization of real estate	5,852	2,272
Provision for impairment	69	—
FFO	6,662	720
Adjustments:
Gain on forfeited earnest money deposit	—	(250)
144A and IPO transaction costs(1)	—	709
Core FFO	6,662	1,179
Adjustments:
Straight-line rental revenue	(240)	(154)
Amortization of deferred financing costs	157	152
Amortization of above/below market lease intangibles	(190)	8
Non-cash compensation expense	557	—
AFFO	$6,946	$1,185

Weighted average common shares outstanding, basic	28,348,975	11,797,645
Weighted average operating partnership units outstanding	1,616,005	4,449,019
Weighted average dilutive securities	87,960	—
Weighted average common shares outstanding, diluted	30,052,940	16,246,664

FFO per common share, diluted	$0.22	$0.04
Core FFO per common share, diluted	$0.22	$0.07
AFFO per common share, diluted	$0.23	$0.07

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Net income (loss)	$741	$(1,552)
Depreciation and amortization of real estate	5,852	2,272
Amortization of above/below market lease intangibles	(190)	8
Non-real estate depreciation and amortization	77	74
Interest expense, net	905	1,699
Income tax expense	50	—
EBITDA	7,435	2,501
Adjustments:
Provision for impairments	69	—
EBITDAre	7,504	2,501
Adjustments:
Straight-line rental revenue	(240)	(154)
Gain on forfeited earnest money deposit	—	(250)
144A and IPO transaction costs(1)	—	709
Non-cash compensation expense	557	—
Adjusted EBITDAre	$7,821	$2,806

RECONCILIATION OF NET INCOME (LOSS) TO NOI AND CASH NOI
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Net income (loss)	$741	$(1,552)
General and administrative	3,137	1,886
Depreciation and amortization	5,929	2,346
Provisions for impairment	69	—
Transaction costs	151	1,094
Interest expense, net	905	1,699
Income tax expense	50	—
Gain on forfeited earnest money deposit	—	(250)
NOI	10,982	5,223
Straight-line rental revenue	(240)	(154)
Amortization of above/below market lease intangibles	(190)	8
Cash NOI	$10,552	$5,077

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

FFO is a non-GAAP financial measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

Core FFO is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits and non-recurring public company costs. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, non-cash compensation expense, and amortization of deferred financing costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre and Adjusted EBITDAre

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, gains from forfeited earnest money deposits, non-recurring public company costs, representing consulting fees that we have incurred in preparing to become a public company and non-cash compensation expense.

We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre and Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre and Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

NOI and Cash NOI

NOI and Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute NOI as net income (loss) (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, depreciation and amortization, gains (or losses) on sales of depreciable property, gain from forfeited earnest money deposits and real estate impairment losses. We further adjust NOI for non-cash revenue components of straight-line rent and amortization of lease intangibles to derive Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

(1) These expenses represent a subset of transaction costs as presented on the condensed consolidated statements of operations and comprehensive income (loss).